                                                  Registration No. 333-_________


    As filed with the Securities and Exchange Commission on May 2, 1997

--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington D. C. 20549
                                ----------------------
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                ----------------------
                            AVIC GROUP INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

  Delaware                                                  52-1989122
 ----------                                                ------------
(State or other                                          (I.R.S. Employer
jurisdiction of                                        Identification Number)
incorporation or
organization)
                                599 Lexington Avenue
                                      44th Floor
                              New York, New York  10022
                                    (212) 319-9160

                 (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)
          -----------------------------------------------------------------

                         1996 AVIC GROUP INTERNATIONAL, INC.
                                    STOCK OPTION PLAN
                         -----------------------------------
                                  (Full title of plan)

                                Joseph R. Wright, Jr.
                               Chief Executive Officer
                            AVIC Group International, Inc.
                                 599 Lexington Avenue
                                      44th Floor
                              New York, New York  10022
                                    (212) 319-9160

                 (Name and address, including zip code, and telephone
                  number, including area code, of agent for service)
                  --------------------------------------------------

                                      Copies to:

                                 Matthias & Berg LLP
                               515 South Flower Street
                                    Seventh Floor
                            Los Angeles, California 90071
                             Attn: Jeffrey P. Berg, Esq.
                                Phone (213) 895-4200
                                  Fax (213) 895-4058

(REGISTRATION STATEMENT COVER PAGE CONTINUED)


                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Title of Each Class of        Amount to be     Proposed Maximum     Proposed       Amount of
Securities to be Registered   Registered(1)    Offering Price per   Maximum        Registration
                                               Share(1)             Aggregate      Fee(2)
                                                                    Offering
                                                                    Price(1)
------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001 per share                 3,000,000           $3.00          $ 9,000,000
------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001 per share                    20,000           $1.50          $    30,000
------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001 per share                 4,520,000           $0.35          $ 1,582,000
------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001 per share                 4,460,000           $4.00          $17,840,000
------------------------------------------------------------------------------------------------
TOTAL                           12,000,000                          $28,452,000    $8,621.82
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------


----------------------------------

(1) Estimated solely for the purpose of calculating the registration fee based:
    (a) upon the exercise price of the 7,540,000 options granted pursuant to the Company's 1996 Stock Option Plan (the "1996 Plan"), as of the date of this Registration Statement, and (b) with respect to the balance of the 4,460,000 options which have not been so granted under the Plan, upon the closing market price ($4.00 per share) of the Common Stock as reported on the American Stock Exchange on April 29, 1997.

(2) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are proposed to be offered.

                                  REOFFER PROSPECTUS

                            AVIC GROUP INTERNATIONAL, INC.
                                  12,000,000 SHARES
                                     COMMON STOCK


                           OFFERED BY SELLING STOCKHOLDERS

    This Reoffer Prospectus (the "Prospectus") relates to the reoffer and resale of up to 12,000,000 shares (the "Shares") of common stock, par value $0.001 (the "Common Stock") of AVIC Group International, Inc., a Delaware corporation (the "Company"), to be offered from time to time for the account of certain directors, officers, employees and consultants of the Company (the "Selling Stockholders") pursuant to the Company's 1996 Stock Option Plan (the "1996 Plan"), some of whom may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Stockholders" and "Plan of Distribution."

    The Selling Stockholders directly, through agents designated from time to time, or through brokers, dealers, or through underwriters to be designated, may sell the shares of Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required by applicable law, the specific shares to be sold, the terms of the offering, including price, the names of any agent, dealer or underwriter, and any applicable commission, discount or other compensation with respect to a particular sale will be set forth in an accompanying Prospectus Supplement. See "Selling Stockholders" and "Plan of Distribution."

    The Company will receive none of the proceeds from the sale of these Shares. The Selling Stockholders and any broker-dealer, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has paid all of the costs of the Offering with respect to the Shares to be offered by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

    The Company's Common Stock is currently listed for trading on the American Stock Exchange under the symbol "AV." On April 29, 1997, the closing market price for the Common Stock on the American Stock Exchange was approximately $4.00 per share.

                           THESE SECURITIES ARE SPECULATIVE
                          AND INVOLVE A HIGH DEGREE OF RISK.
                               ------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
               ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                         THE CONTRARY IS A CRIMINAL OFFENSE.

                     The date of this Prospectus is May 2, 1997

                                AVAILABLE INFORMATION

    The Company has filed with the Commission, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibits. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2411. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained from the Commission at such offices upon payment of prescribed rates.

    The Company is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549; at its New York Regional Office, Room 1400, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2411, and copies of such materials can be obtained from the Public Reference Section at prescribed rates. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

    Further, the Company's most recent reports, proxy and information statements and other information may be inspected and copied at the offices of American Stock Exchange, 86 Trinity Place, New York, New York 10006, at prescribed rates.

    The following documents, including the exhibits thereto, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

    (a)  Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996.
    (b) Quarterly Reports on Form 10-QSB for the quarters ended June 30, September 30 and December 31, 1996.
    (c) Current Reports on Form 8-K, dated May 1, 1995, December 22, 1995 and March 20, 1997.
    (d) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to: AVIC Group International, Inc., 599 Lexington Avenue, 44th Floor, New York, New York 10022, Attention: Timothy P.F. Crowley, Secretary. Telephone requests may be directed to the Secretary at (212) 319-9160.

    Any statements contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                                     THE COMPANY

    The Company is a development stage company which is engaged principally in the business of establishing joint ventures ("Sino-foreign joint ventures") with entities situated in the People's Republic of China ("PRC") in the telecommunications industry in the PRC. The Company intends to establish these Sino-foreign joint ventures to develop telecommunications networks in the PRC in cooperation with authorized telecommunications network operators in the PRC. In connection with this business plan, the Company has entered into certain agreements with entities, which are affiliates of Tweedia International Ltd., the Company's principal stockholder. These agreements contemplate the Company's participation in distributions from the authorized operations of Sino-foreign joint ventures for the purpose of building telecommunications networks, transferring ownership of the networks to authorized telecommunications network operators in the PRC, and servicing and maintaining such telecommunications networks ("BTSM"), including the creation and development of a Global Service Mobile telephone network in Hebei Province, PRC, and a paging system network, a fixed wire telephone network and a cellular telephone network in the PRC.

    Since the Company does not currently have the technical capability, personnel or resources to build, service or maintain a telecommunications network, the consummation of all or any of these transactions may require the cooperation and participation of third parties, other than PRC governmental agencies, who may be parties to or independent contractors with any such proposed Sino-foreign joint ventures. There can be no assurances that the Company will be able to obtain the requisite cooperation or participation of any such third parties with respect to the Company's proposed business operations.

    Although each of these agreements sets forth certain understandings as to the extent of the contributions and interests in these proposed Sino-foreign joint ventures, there can be no assurances as to the final terms of the definitive agreements, if any, with respect to these proposed Sino-foreign joint ventures.

    Further, each of these agreements will require significant financings necessary to fund the construction of such networks. The Company does not currently have any commitments for any such financing or sufficient resources to fund such construction, and there can be no assurances that any such financing can be obtained on terms favorable to the Company or at all.

    In addition, the Company's proposed business operations in the PRC are subject to significant risks. These risks include, but are not limited to the limited precedent for the establishment of Sino-foreign joint ventures for the purpose of engaging in the telecommunications industry in the PRC, governmental restrictions on foreign business ventures in the PRC, PRC regulation of its economy and foreign currency exchange and the general political environment in the PRC.

    The Company's successful transition from a development stage company to profitable operations is dependent upon obtaining adequate financing to fund current operations and the development of a market for the Company's business.

    The Company's auditors have included an explanatory paragraph in their Report of Independent Certified Public Accountants to the effect that recovery of the Company's assets are dependent upon future events, the outcome of which is undeterminable, and that the successful completion of the Company's development program and its transition, ultimately, to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure. There can be no assurances that such a financing can be completed on terms favorable to the Company or at all, or that the business of the Company will ever achieve profitable operations.

    The Company's principal executive offices are located at 599 Lexington Avenue, 44th Floor, New York, New York 10022, tel. no. (212) 319-9160.

                                   USE OF PROCEEDS

    The Company will not receive any of the net proceeds from the shares of Common Stock to be offered by the Selling Stockholders, all of which net proceeds will be received by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

                                 PLAN OF DISTRIBUTION

    The shares of the Company's Common Stock offered hereby by the Selling Stockholders may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock may be deemed to be underwriters and any profit on the sale of shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required by applicable law, a Prospectus Supplement will be distributed which will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters, dealer-agents, any discounts, commissions or concessions allowed or reallowed or paid to dealers.

    The shares of Common Stock may be sold from time to time in one or more transactions at a fixed offering price which may be changed or at varying prices determined at the time of sale or negotiated prices.

    The Company has paid all of the expenses incident to the offering of the shares of the Common Stock offered by the Selling Stockholders, other than commissions and discounts of underwriters, dealers or agents.

                                 SELLING STOCKHOLDERS

    This Prospectus relates to up to 12,000,000 shares of Common Stock which have been or may be acquired by the Selling Stockholders from time to time through the issuance of shares of Common Stock to certain officers, directors, employees and consultants of the Company as compensation for employment or consulting services pursuant to the 1996 Plan. The following table sets forth certain information with respect to Selling Stockholders, some of whom may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act, as of the date of this Prospectus, as follows: (i) the name and position with the Company within the past three (3) years of each Selling Stockholder; (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder (including shares obtainable under options exercisable within sixty (60) days of such date); (iii) the number of shares of Common Stock being offered hereby, and (iv) the number and percentage of the Company's outstanding shares of Common Stock to be beneficially owned by each Selling Stockholder before and after completion of the sale of Common Stock being offered hereby. There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.


                        NO. OF SHARES                 NO. OF SHARES
                        BENEFICIALLY   NO. OF SHARES  BENEFICIALLY                   PERCENT #
NAME AND ADDRESS        OWNED BEFORE   TO BE OFFERED   OWNED AFTER      -----------------------------------
OF BENEFICIAL OWNER       OFFERING#     FOR RESALE      OFFERING*       BEFORE OFFERING     AFTER OFFERING*
-------------------     -------------  -------------  --------------    ---------------     ---------------
Joseph R. Wright, Jr.(1)  6,297,500      6,000,000         297,500          16.90%                **

Michael J. Lim(2)         1,006,900      1,000,000           6,900           3.12%                **

Xiao Jun(3)                 525,000        400,000         125,000           1.65%                **

Timothy P.F. Crowley(4)     100,000        100,000               0            **                  **


    Information with respect to Selling Stockholders from time to time will be updated in supplements to this Prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act.

    As of April 29, 1997, there were issued and outstanding 31,257,921 shares of Common Stock.









(FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FROM PRIOR PAGE)

# Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Certain of the Selling Stockholders, as indicated below, are currently not deemed to be the beneficial owners of a certain number of shares of Common Stock which are being registered for their benefit in connection with the Registration Statement. Therefore, the number of shares of Common Stock indicated in the chart as beneficially owned by such Selling Stockholders may exceed the number of shares which are currently deemed to be beneficially owned by certain Selling Stockholders pursuant to the rules of the Commission.

* Assumes the exercise in full and sale of all the Shares registered for reoffer and resale pursuant to this Registration Statement.

**  Less than 1%.

1. The address for Mr. Wright is 599 Lexington Avenue, 44th Floor, New York, New York 10022. Mr. Wright is the beneficial owner of 297,500 shares of Common Stock and options to purchase up to 4,500,000 shares of Common Stock. Further, up to an additional 1,500,000 options to purchase shares of Common Stock, which are not currently deemed to be beneficially owned by Mr. Wright, may vest pursuant to the terms of an employment agreement, as amended, between Mr. Wright and the Company. Mr. Wright is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

2. The address for Mr. Lim is 599 Lexington Avenue, 44th Floor, New York, New York 10022. Mr. Lim is the beneficial owner of 6,900 shares of Common Stock and options to purchase up to 750,000 shares of Common Stock. Further, up to an additional 250,000 options to purchase shares of Common Stock, which are not currently deemed to be beneficially owned by Mr. Lim, may vest pursuant to the terms of an employment agreement between Mr. Lim and the Company. Mr. Lim is the Chief Financial Officer and Executive Vice President-Operations, and a director of the Company.

3. The address for Mr. Xiao is 201 West Live Oak, Arcadia, California 91007. Mr. Xiao is the beneficial owner of 10,000 shares of Common Stock and options to purchase up to 315,000 shares of Common Stock. Further, up to an additional 200,000 options to purchase shares of Common Stock, which are not currently deemed to be beneficially owned by Mr. Xiao, may vest pursuant to the terms of an employment agreement between Mr. Xiao and the Company. Mr. Xiao is the Executive Vice President-AVIC China and a director of the Company.

4. The address for Mr. Crowley is 599 Lexington Avenue, 44th Floor, New York, New York 10022. Mr. Crowley is the beneficial owner of options to purchase up to 50,000 shares of Common Stock. Further, up to an additional 50,000 options to purchase shares of Common Stock, which are not currently deemed to be beneficially owned by Mr. Crowley, may vest pursuant to the terms of a stock option agreement between Mr. Crowley and the Company. Mr. Crowley is the Secretary of the Company.

                 DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                            FOR SECURITIES ACT LIABILITIES

    The Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act, is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an Indemnitee of the Company in the successful defense of any such act or proceeding) is asserted by such Indemnitee in connection with securities which have been registered by the Company, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    LEGAL MATTERS

    Certain matters with respect to the validity of the Shares offered hereby will be passed upon for the Company by Matthias & Berg LLP, 515 South Flower Street, Seventh Floor, Los Angeles, California 90071. Matthias & Berg LLP currently owns options to purchase up to 14,102 shares of Common Stock, exercisable at $1.50 per share, which are not the subject of this Registration Statement.

                                       EXPERTS

    The audited financial statements of the Company as of March 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 1996, and 1995, incorporated by reference in this Prospectus, have been so incorporated herein in reliance on the report of Singer Lewak Greenbaum & Goldstein LLP (successors to the practice of Shillan Abrams & Company), independent certified public accountants, given on the authority of such firm as experts in auditing and accounting.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



           TABLE OF CONTENTS
                                          PAGE
                                          ----

AVAILABLE INFORMATION ....................  2
THE COMPANY ..............................  3
USE OF PROCEEDS ..........................  5
PLAN OF DISTRIBUTION .....................  5
SELLING STOCKHOLDERS .....................  6
DISCLOSURE OF COMMISSION POSITION
 OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES .........................  8
LEGAL MATTERS ............................  8
EXPERTS ..................................  8



                    AVIC GROUP
               INTERNATIONAL,  INC.



                12,000,000 SHARES

                 OF COMMON STOCK





                  ------------

                   PROSPECTUS
                  ------------



                  MAY 2, 1997

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:   PLAN INFORMATION.

     The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:   REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Upon written or oral request, AVIC Group International, Inc., a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to AVIC Group International, Inc., Timothy P.F. Crowley, Secretary, 599 Lexington Avenue, 44th Floor, New York, New York 10022, tel. no. (212) 319-9160.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, including the exhibits thereto, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

     (a)  Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996.
     (b) Quarterly Reports on Form 10-QSB for the quarters ended June 30, September 30 and December 31, 1996.
     (c) Current Reports on Form 8-K, dated May 1, 1995, December 22, 1995 and March 20, 1997.
     (d) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain matters with respect to the validity of the Shares offered hereby will be passed upon for the Company by Matthias & Berg LLP, 515 South Flower Street, Seventh Floor, Los Angeles, California 90071. Matthias & Berg LLP currently owns options to purchase up to 14,102 shares of Common Stock, exercisable at $1.50 per share, which are not the subject of this Registration Statement.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation generally provide for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 8:   EXHIBITS

 4.1 1996 Stock Option Plan(1)
 4.2 Employment Agreement between the Registrant and Joseph R. Wright, Jr., dated as of April 15, 1995, and amendments thereto dated as of November 21, 1995(2) and September 12, 1996(3)
 4.3 Employment Agreement between the Registrant and Michael J. Lim, dated as of November 6, 1995(4)
 4.4 Employment Agreement between the Registrant and Xiao Jun, dated as of January 1, 1996(4)
 4.5 Stock Option Agreement between the Registrant and Timothy P.F.
     Crowley, dated as of January 17, 1996
 4.6 Stock Option Agreement between the Registrant and Cheryl Bell, dated as of September 6, 1996
 4.7 Stock Option Agreement between the Registrant and Meghan McCloskey, dated as of January 17, 1996
 4.8 Stock Option Agreement between the Registrant and Hua Yu, dated as of January 17, 1996
 4.9 Stock Option Agreement between the Registrant and Orina Chang, dated as of October 23, 1996
 5.1 Opinion of Matthias & Berg LLP
24.1 Consent of Matthias & Berg LLP (included in Exhibits 5.1)
24.2 Consent of Singer Lewak Greenbaum & Goldstein LLP

------------------------------

(1) Filed as part of the Company's Transition Report on Form 10-KSB for the Transition Period from October 1, 1994 to March 31, 1995
(2) Filed as part of the Company's Current Reports on Form 8-K, dated May 1, 1995 and December 22, 1995.
(3) Filed as part of the Company's Registration Statement on Form S-8, as filed with the Commission on January 31, 1997.
(4)  Filed as part of the Company's Current Report on Form 8-K, dated
     December 22, 1995.

ITEM 9:   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on From S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial BONA FIDE offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

     The undersigned registrant hereby under takes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on this 30th day of April, 1997.

                                            AVIC GROUP INTERNATIONAL, INC.


                                            By: /s/ Joseph R. Wright, Jr.
                                               -------------------------------
                                                Joseph R. Wright, Jr.
                                                Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                          Capacity in Which Signed                     Date
    ---------                          ------------------------                     ----
/s/ Joseph R. Wright, Jr.              Chairman of the Board of                April 30, 1997
-------------------------              Directors, Chief Executive Officer,
Joseph R. Wright, Jr.                  President and Director
                                       (Principal Executive Officer)



/s/ Michael J. Lim                     Chief Financial Officer and Director    April 30, 1997
-------------------------              (Principal Financial Officer
Michael J. Lim                         and Principal Accounting
                                       Officer)



/s/ Tim McNamar                        Vice Chairman of the Board of           April 30, 1997
-------------------------              Directors and Director
Tim McNamar



/s/ Xiao Jun                           Director                                April 30, 1997
-------------------------
Xiao Jun



                                       Director
-------------------------
Ju Feng



                                       Director
-------------------------
Teoh Set Seng


                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph R. Wright, Jr. and Michael J. Lim, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each end every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                          Capacity in Which Signed                     Date
    ---------                          ------------------------                     ----
/s/ Joseph R. Wright, Jr.              Chairman of the Board of                April 30, 1997
-----------------------------          Directors, Chief Executive Officer,
Joseph R. Wright, Jr.                  President and Director
                                       (Principal Executive Officer)



/s/ Michael J. Lim                     Chief Financial Officer and Director    April 30, 1997
-----------------------------          (Principal Financial Officer
Michael J. Lim                         and Principal Accounting
                                       Officer)



/s/ Tim McNamar                        Vice Chairman of the Board of           April 30, 1997
-----------------------------          Directors and Director
Tim McNamar



/s/ Xiao Jun                                          Director                 April 30, 1997
-----------------------------
Xiao Jun



                                                      Director
-----------------------------
Ju Feng



                                                      Director
-----------------------------
Teoh Set Seng


                                    EXHIBIT INDEX

                                                                       Sequentially
Document                  Description of Document                      Numbered Page
--------                  -----------------------                      -------------

4.1             1996 Stock Option Plan(1)
4.2 Employment Agreement between the Registrant and Joseph R. Wright, Jr., dated as of April 15,
                1995, and amendments thereto dated as of November 21, 1995(2) and September 12, 1996(3)
4.3 Employment Agreement between the Registrant and Michael J. Lim, dated as of November 6, 1995(4)
4.4 Employment Agreement between the Registrant and Xiao Jun, dated as of January 1, 1996(4)
4.5 Stock Option Agreement between the Registrant and Timothy P.F. Crowley, dated as of January 17, 1996
4.6 Stock Option Agreement between the Registrant and Cheryl Bell, dated as of September 6, 1996
4.7 Stock Option Agreement between the Registrant and Meghan McCloskey, dated as of January 17, 1996
4.8 Stock Option Agreement between the Registrant and Hua Yu, dated as of January 17, 1996
4.9 Stock Option Agreement between the Registrant and Orina Chang, dated as of October 23, 1996
5.1             Opinion of Matthias & Berg LLP
24.1            Consent of Matthias & Berg LLP (included in
                Exhibits 5.1)
24.2            Consent of Singer Lewak Greenbaum & Goldstein LLP



-------------------------------


(1) Filed as part of the Company's Transition Report on Form 10-KSB for the Transition Period from October 1, 1994 to March 31, 1995.
(2) Filed as part of the Company's Current Reports on Form 8-K, dated May 1, 1995 and December 22, 1995.
(3) Filed as part of the Company's Registration Statement on Form S-8, as filed with the Commission on January 31, 1997.
(4) Filed as part of the Company's Current Report on Form 8-K, dated December 22, 1995.